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                                  CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                         (405)848-8000, EXT. 232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR., VICE PRESIDENT-
MARCH 20, 1998                                             CORPORATE DEVELOPMENT
                                                         (405)848-8000, EXT. 257



                         CHESAPEAKE ENERGY CORPORATION
                    ANNOUNCES CASH DIVIDEND FOR SHAREHOLDERS

OKLAHOMA CITY, OKLAHOMA, MARCH 20, 1998 -- Chesapeake Energy Corporation (NYSE:CHK) today announced the declaration of a quarterly cash dividend on the company's $.01 par value common stock. The dividend is payable on April 15, 1998, to shareholders of record on March 31, 1998, at the rate of $.02 per share.


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Chesapeake Energy Corporation is an independent oil and natural gas producer
headquartered in Oklahoma City.   The company's operations are focused on
exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's internet address is http://www.chesapeake-energy.com.











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